SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 22, 2004

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5             Other Events

In the patent infringement lawsuit brought by International Rectifier Corporation (“IR”) against IXYS Corporation (“IXYS”), the United States Court of Appeals for the Federal Circuit on March 18, 2004 reversed the summary judgment granted IR by the Federal District Court in Los Angeles of infringement by IXYS of IR’s U.S. patents 4, 959, 699, 5,008,725 and 5,130,767. The case was remanded for further proceedings and reexamination of a number of issues before the Los Angeles District Court where it originated.

The Federal Circuit reversed in part and vacated in part infringement findings of the District Court, granted IXYS the right to present certain affirmative defenses, and vacated the injunction against IXYS entered by the District Court.  The ruling by the Federal Circuit will also have the effect of vacating the damages judgment obtained against IXYS by IR in 2002.  The Federal Circuit affirmed the District Court’s rulings in IR’s favor regarding the validity and enforceability of the three IR patents. Upon remand IR will continue to vigorously pursue its claims for damages and other relief based on IXYS’ infringement of the asserted patents.

In a related action brought by IR against IXYS and Samsung Electronics Co., Ltd. and Samsung Semiconductor Inc. (“Samsung”) in which the District Court found Samsung in contempt of an earlier permanent injunction against Samsung, the Federal Circuit determined that Samsung did not violate the injunction.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: March 22, 2004	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel